    As filed with the Securities and Exchange Commission on December 2, 2004
                                                      Registration No. 333-34764
================================================================================



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                         POST-EFFECTIVE AMENDMENT No. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933



                               -----------------

                          Honeywell International Inc.
             (Exact Name of Registrant as Specified in Its Charter)


            Delaware                                     22-2640650
(State or Other Jurisdiction of          (I.R.S. Employer Identification Number)
 Incorporation or Organization)

                                  P.O. Box 4000
                            Morristown, NJ 07962-2497

              (Address of Registrant's Principal Executive Offices)

                                -----------------



                       Vericor Power Systems Savings Plan
                            (Full Title of the Plan)

                                -----------------


                                Thomas F. Larkins
         Vice President, Corporate Secretary and Deputy General Counsel
                          Honeywell International Inc.
                                101 Columbia Road
                     Morris Township, New Jersey 07962-2497
                                 (973) 455-2000

(Name, Address, and Telephone Number, Including Area Code, of Agent for Service)

                               -----------------



================================================================================

On April 14, 2000, the Registrant filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (Registration Statement 333-34764) (the "Form S-8") registering 80,000 shares of the Registrant's common stock, par value $1.00 per share (the "Shares"), as well as plan interests, to be issued to participants under the Vericor Power Systems Savings Plan (the "Plan").

We are deregistering the Shares, and the plan interests, because on July 1, 2002, the Registrant sold its interest in Vericor Power Systems to MTU Aero Engines. As a result of the sale, shares of the Registrant and plan interests ceased to be offered and sold pursuant to the Plan. As of December 31, 2002, the Registrant estimates that approximately 54,637 of the Shares registered in connection with the Plan were remaining unsold. This Post-Effective Amendment No. 1 to Registration Statement No. 333-34764 is being filed in order to deregister all Shares and the plan interests that were registered under the Form S-8 and remain unsold under the Plan. No plan interests for the Plan nor rights to acquire common stock of the Registrant pursuant to the Plan are outstanding as of the date hereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (Registration No. 333-34764) to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Morris, State of New Jersey, on November 30, 2004.


                                    HONEYWELL INTERNATIONAL INC.

                                  By:     /s/ David J. Anderson
                                          ---------------------
                                       Name:  David J. Anderson
                                       Title: Senior Vice President and
                                              Chief Financial Officer

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (No. 333-34764) has been signed by the following persons in the capacities and on the 30th of November, 2004.


                       Name                                              Title
                       ----                                              -----
                  *                                 Chairman and Chief Executive Officer and
--------------------------------------------        Director
David M. Cote                                       (Principal Executive Officer)


                  *
--------------------------------------------        Director
Hans W. Becherer


                  *
--------------------------------------------        Director
Gordon M. Bethune


                  *
--------------------------------------------        Director
Marshall N. Carter


                  *
--------------------------------------------        Director
Jamie Chico Pardo


                  *
--------------------------------------------        Director
Clive R. Hollick


                  *
--------------------------------------------        Director
James J. Howard


                  *
--------------------------------------------        Director
Bruce Karatz


                  *
--------------------------------------------        Director
Russell E. Palmer

                       Name                                              Title
                       ----                                              -----
                  *
--------------------------------------------        Director
Ivan G. Seidenberg


                  *
--------------------------------------------        Director
Bradley T. Sheares


                  *
--------------------------------------------        Director
Eric K. Shinseki


                  *
--------------------------------------------        Director
John R. Stafford


                  *
--------------------------------------------        Director
Michael W. Wright

                                                    Senior Vice President and Chief Financial
/s/ David J. Anderson                               Officer
---------------------                               (Principal Financial Officer)
David J. Anderson

/s/ Thomas A. Szlosek                               Vice President and Controller
---------------------                               (Principal Accounting Officer)
Thomas A. Szlosek


* By: /s/ Thomas F. Larkins
      ---------------------
      Thomas F. Larkins,
      Attorney-in-Fact



The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustee has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (No. 333-34764) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alpharetta, State of Georgia, on the 21st day of October, 2004.


                                              Vericor Power Systems Savings Plan


                                              By:    /s/ Thomas E. Bray
                                                     ------------------
                                              Name:  Thomas E. Bray
                                              Title: President and CEO

                                  EXHIBIT INDEX

Exhibit Number    Exhibit
--------------    -------
    24.1          Power of Attorney of certain officers and directors of the
                  Registrant*

    24.2          Power of Attorney for Bradley T. Sheares


* Previously filed as Exhibit 24 to the Registrant's Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 4, 2004 (File No. 001-08974).